UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2010
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Pursuant to an Amended and Restated Subordination Agreement dated March 4, 2010 (“Subordination Agreement”) by and among Universal Supply Group, Inc., a wholly owned subsidiary of the Company (“Universal”), Goodman Company, L.P. and certain of its affiliates (“Goodman”) and Wells Fargo Bank, National Association, Goodman on March 24, 2010 converted $2 million of trade payables owed to it by the Company into a secured note (the "Note") that Universal executed in favor of Goodman. Goodman is a supplier to the Company. A copy of the Subordination Agreement was filed as an exhibit to the Company’s Form 8-K filed on March 10, 2010.

The Note is secured by the Collateral (as defined). The Note accrues interest at 8% per annum, payable monthly beginning on April 24, 2010.  The principal amount of the Note is payable in monthly installments over a two-year period beginning on September 24, 2010.

The foregoing description of the Note is qualified in its entirety by reference to the Note, a copy of which is attached hereto and incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.01
Amended and Restated Subordination Agreement dated March 4, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, Universal Supply Group, Inc. and Wells Fargo Bank, National Association, incorporated herein by reference from Exhibit 10.18 to the Company's Form 8-K filed on March 10, 2010.

10.02	Promissory Note dated March 24, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, and Universal Supply Group, Inc., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: March 26, 2010	/s/ William Salek William Salek Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.01
Amended and Restated Subordination Agreement dated March 4, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, Universal Supply Group, Inc. and Wells Fargo Bank, National Association, incorporated herein by reference from Exhibit 10.18 to the Company's Form 8-K filed on March 10, 2010.

10.02	Promissory Note dated March 24, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, and Universal Supply Group, Inc., filed herewith.